AMENDED AND RESTATED VOTING AGREEMENT
This Voting Agreement (this "Agreement") is dated
and effective as of September 30, 2024, amends,
restates and replaces that certain Voting Agreement
dated April 26, 2023, and is made by and between the parties listed on the signature page hereto (together the "Consenting Parties").
RECITALS
Beaver Hollow Wellness, LLC, a New York limited liability company
(the "Company"), owns 388,745 shares of Servotronics, Inc. ("SVT")
common shares which are listed on the NYSEAMERICAN under the ticker symbol SVT (collectively, the "Shares").
The Consenting Parties are the only members and owners of the
Company, with Founders Software, Inc., a New York
corporation, holding 92% of the membership
interests in the Company and Para Bellum Consulting, Inc.,
a New York corporation, holding 8% of the membership
interests in the Company. As a condition to the
redemption of certain membership interests of the
Company, the Consenting Parties have agreed to enter into this Agreement. The Consenting Parties therefore agree as follows:
SECTION 1
VOTING
1.1 General     During the term of this Agreement, the Consenting Parties
each agree to cause to be voted all Shares now or hereafter owned by the Company, whether beneficially or otherwise, or as to which the
Company has voting power, directly or indirectly, in
accordance with the provisions of this Agreement.
The Consenting Parties acknowledge and agree that: (i) in the event that the Company acquires additional shares of SVT,
such shares will become part of and considered Shares;
(ii) the Consenting Parties, individually, may own shares
of SVT which are expressly not included in or part of the Shares and are not subject to the terms of this Agreement; and
(iii) the Consenting Parties, and their owners, may
after the date hereof acquire shares of SVT for their own
account which, unless contributed to the Company
or purchased by the Company, are expressly not
included in or part of the Shares and are not subject
to the terms of this Agreement.
SECTION 2
VOTING OF THE SHARES
2.1 Voting  During the term of this Agreement
(i) all voting and other decision-making rights
arising from, related to, or afforded to, the Shares
and (ii) any sale, encumbrance, transfer, disposal,
or decision to sell, encumber, transfer, or dispose,
 of all or part of the Shares, shall be undertaken
only upon and pursuant to the unanimous
written consent of the Consenting Parties
(each a "Consent").  No officer, director,
member or manager of the Company, or the
Company, may take any of the foregoing actions, and any
such attempt to do so shall be null and void,
without a Consent specifically authorizing such action.
SECTION 3
TERMINATION
3.1 Termination This Agreement shall terminate upon the earlier of the sale, transfer, or disposal of all of the (a) Shares
pursuant to Section 2.1 and (b) date on
which a Consenting Party and its permitted successors,
heirs, and assigns ceases to own any
interest in the Company.
SECTION 4
ADDITIONAL SHARES
4.1 Additional Shares     In the event that subsequent to
the date of this Agreement any shares or other
securities are issued on, or in exchange for,
any of the Shares by reason of any stock dividend,
stock split, consolidation of shares, reclassification
or consolidation involving the Company, such
shares or securities shall be deemed to be Shares
for purposes of this Agreement.
SECTION 5
MISCELLANEOUS
5.1 Certain Definitions     Shares "held" by a Consenting
Party shall mean any Shares directly or indirectly
owned (of record or beneficially) by such Consenting
Party or as to which such Consenting Party has voting power. "vote"
shall include any exercise of voting rights whether at
an annual or special meeting or by written consent
or in any other manner permitted by applicable law.
5.2 Notices     All notices and other communications
required or permitted hereunder shall be in writing and
shall be mailed by registered or certified mail,
postage prepaid, sent by facsimile or electronic mail
(if to a Consenting Party) or otherwise delivered by hand,
messenger or courier service addressed:
(a) if to a Consenting Party, to the Consenting Party's
address, facsimile number or electronic mail
address as shown in the exhibits to this Agreement
or in the Company's records, as may be updated
in accordance with the provisions hereof, or, until
any such Consenting Party so furnishes an address, facsimile number or electronic mail address to the Company,
then to the address, facsimile number or electronic
mail address of the last holder of the relevant Shares for
which the Company has contact information in its records; or
(b) if to the Company, to the attention of both the
Chief Executive Officer and Chief Operating Officer
of the Company.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given
(i) if delivered by hand, messenger or courier service,
when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier),
or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile,
upon confirmation of facsimile transfer or,
if sent via electronic mail, upon confirmation of delivery
when directed to the relevant electronic mail address,
if sent during normal business hours of the recipient,
or if not sent during normal business hours of the
recipient, then on the recipient's next business day.
In the event of any conflict between the Company's books and records and this Agreement or any notice delivered
hereunder, the Company's books and records will
control absent fraud or error.
5.3 Successors and Assigns The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.
5.4 Governing Law     This Agreement shall be governed in all respects
by the internal laws of the State of New York, without regard to principles of conflicts of law.
5.5 Titles and Subtitles The titles and subtitles used in this
Agreement are used for convenience only and
are not to be considered in construing or
interpreting this Agreement. All references in
this Agreement to sections, paragraphs and
exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
5.6 Further Assurances Each party hereto agrees to execute and deliver, By the proper exercise of its personal, corporate, limited liability company, partnership or other powers,
all such other and additional instruments and documents and do all such other acts and things as may be necessary to
more fully effectuate this Agreement.
5.7 Entire Agreement This Agreement and the exhibits hereto
constitute the full and entire understanding and
agreement between the parties with regard to the
subjects hereof. No party shall be liable or bound
to any other party in any manner with regard to
the subjects hereof or thereof by any warranties,
representations or covenants except as specifically
set forth herein. This Agreement supersedes and
the terms hereof control all other agreements by
or among any of the Consenting Parties with respect
to the voting, sale, encumbrance, transfer, or disposal of the Shares. For the avoidance of doubt, this Agreement shall not reduce any creditors' rights with respect to
the Shares as pledged collateral.
5.8 No Grant of Proxy This Agreement does not grant
any proxy and should not be interpreted as doing so.
5.9 Not a Voting Trust This Agreement is not a
voting trust and should not be interpreted as such.
5.10 Specific Performance  It is agreed and
understood that monetary damages would not
adequately compensate an injured party for the
breach of this Agreement by any party,
that this Agreement shall be specifically
enforceable, and that any breach or threatened
breach of this Agreement shall be the proper
subject of a temporary or permanent injunction
or restraining order. Further, each party waives
any claim or defense that there is an adequate
remedy at law for such breach or threatened breach.
5.11 Amendment Except as expressly provided herein,
neither this Agreement nor any term hereof may
be amended, waived, discharged or terminated
other than by a written instrument referencing this
Agreement and signed by the Consenting Parties.
5.12 No Waiver     The failure or delay by a
Consenting Party to enforce any provision
of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter
enforcing any other provision of this Agreement.
The rights granted to the Consenting Parties hereunder
are cumulative and will not constitute a waiver of
either party's right to assert any other legal remedy available to it.
5.13 Attorney's Fees In the event that any suit or action
is instituted to enforce any provision in
this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees,
costs and expenses of enforcing any
right of such prevailing party under
or with respect to this Agreement, including
without limitation, such reasonable fees and
expenses of attorneys and accountants,
which shall include, without limitation, all fees, costs and expenses of appeals.
5.14 Severability If any provision of this Agreement
becomes or is declared by a court of
competent jurisdiction to be illegal,
unenforceable or void, portions
of such provision, or such provision in its
entirety, to the extent necessary, shall be
severed from this Agreement, and such
court will replace such illegal, void or
unenforceable provision of this Agreement
with a valid and enforceable provision
that will achieve, to the extent possible, the
same economic, business and other
purposes of the illegal, void or unenforceable provision.
The balance of this Agreement
shall be enforceable in accordance with its terms.
5.15 Counterparts  This Agreement may
be executed in one or more counterparts,
each of which will be deemed an original, but all
of which together will constitute
one and the same agreement. Facsimile
copies of signed signature pages will be
deemed binding originals. Counterparts
may be delivered via electronic mail
(including pdf or any electronic signature
complying with the U.S. federal ESIGN
Act of 2000, e.g., www.docusign.com) or
other transmission method and any counterpart
so delivered shall be deemed to have been
duly and validly delivered and be valid
and effective for all purposes.
(signature page follows)
IN WITNESS WHEREOF, the undersigned Consenting
Parties have duly executed this
Agreement, or have caused this Agreement to be
duly executed on their behalf, as of
the day and year first above written.
FOUNDERS SOFTWARE, INC.
By: /s/ Paul L. Snyder III
	Paul L. Snyder III
	Chief Executive Officer
PARA BELLUM CONSULTING, INC.
By: /s/Kenneth D. Trbovich
Kenneth D. Trbovich
President